UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported)  March 29, 2006

SUPERIOR ESSEX INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On March 29, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Superior Essex Inc. (“Superior”) established financial objectives for 2006 annual incentive bonuses for our Chief Executive Officer (“CEO”) and Executives Vice-Presidents (the “Executive Officers”) and approved a long-term incentive program for 2006. The independent members of the Board of Directors ratified the objectives and awards for the CEO.

Amended and Restated Bonus Plan; 2006 Cash Bonuses

The 2006 annual incentive bonus targets and financial objectives for the Executive Officers were established under the terms of the Superior Essex Inc. Amended and Restated Executive Bonus Plan (the “Executive Bonus Plan”), a plan which provides for annual performance-based cash awards to designated executive officers of Superior.

Under the Executive Bonus Plan, a bonus is earned based on the Executive Officer’s “target bonus percentage” (a percentage of such officer’s current base salary) and the extent to which Superior and/or such officer’s business unit meets the established business and/or financial objectives.

The financial objectives established under the Executive Bonus Plan for 2006 are as follows:

EXECUTIVE	FINANCIAL OBJECTIVE(1)
CEO and corporate EVPs	• Adjusted Company EBITDA (earnings before interest, taxes and depreciation) • Adjusted EPS (earnings per share)

Business Unit EVPs	• Adjusted Operating Income • Adjusted Company EBITDA

The amount that would otherwise be earned as a bonus pursuant to the pre-established formulas may be reduced by the Committee, within parameters, to reflect the Committee assessment of individual performance and contribution to Superior.

The Amended and Restated Executive Bonus Plan is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Long-Term Incentive Awards to Executive Officers

The Committee also approved a program to provide long-term incentive awards to Executive Officers in 2006 consisting of two components:  performance shares and time-vested restricted stock (collectively, the “2006 Awards”). 75% of the aggregate grant-date value of each

(1) Adjusted for non-recurring, unexpected, unusual or special items

Executive Officer’s 2006 Awards is in the form of the right to earn shares of our common stock, commonly known as “performance shares.”  Actual payouts of these shares, if any, will be determined by the Committee based on the Company’s achievement against target for the following corporate performance objectives:

•      return on net assets; and

•      core business revenue.

To the extent actual results in one or both of these measures does not meet certain threshold levels of performance during the performance period ending December 31, 2007, no performance shares will be paid with respect to such objective(s). To the extent actual results exceed target levels of performance, a varying amount of performance shares will be awarded up to the maximum award of 200% of target.

The time-vested restricted stock component comprises 25% of the 2006 Awards and “cliff” vests on the third anniversary of the grant date.

The form of performance-contingent share award certificate is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits:

Exhibit Number	Description

10.1	Amended and Restated Executive Bonus Plan

10.2	Form of Performance – Contingent Share Award Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Dated: April 4, 2006

	By:	/s/ David S. Aldridge
Name: David S. Aldridge
Title: Executive Vice President, Chief Financial
Officer and Treasurer